Exhibit 10.1

MOOG INC. SUPPLEMENTAL RETIREMENT PLAN TRUST
(As amended and restated effective January 1, 2015)
THIS TRUST AGREEMENT was originally made and entered into as of March 16, 1992 by and between Moog Inc., a corporation organized under the laws of the State of New York (the “Company”) and John B. Drenning, an individual with an office at the address on file with the Company (the “Trustee”). The Trust Agreement was amended and restated on December 1, 1999 and on June 14, 2009, and is hereby further amended and restated as of January 1, 2015.
WITNESSETH THAT:
(1)The Company has established the Moog Inc. Supplemental Retirement Plan (the “Plan”) to provide supplemental retirement income and benefits for certain employees of the Company;
(2)    The amount and timing of benefit payments (the “Supplemental Benefits”) to which Plan participants and, if applicable, their surviving spouses (the “Trust Beneficiaries”) are or may become entitled under the Plan, shall be set forth in a schedule (the “Payment Schedule”), as amended from time to time by the Company;
(3)    In the event of a Change of Control (as defined in Section 11.5), the Trust Beneficiaries shall be limited to those individuals who are Trust Beneficiaries at the time of the Change of Control;
(4)    The Company has established a trust fund to aid it in accumulating the amounts necessary to satisfy its contractual liability to pay Supplemental Benefits under the terms of the Plan;
(5)    The Company is obliged to pay all Supplemental Benefits from its general assets and the establishment of this trust shall not reduce or otherwise affect the Company’s continuing liability to pay Supplemental Benefits from such assets, except that the Company’s liability shall be offset by actual benefit payments made from this trust;
(6)    The trust established by this Trust Agreement is intended to be a “grantor trust” with the result that the corpus and income of the trust be treated as assets and income of the

Exhibit 10.1

Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”); and
(7)    The Company intends that the Trust Fund (as hereinafter defined) shall at all times be subject to the claims of its senior creditors and general unsecured creditors as herein provided and that the Plan not be deemed funded within the meaning of the Employee Retirement Income Security Act of 1974, as amended, solely by virtue of the existence of this Trust;
NOW THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:
SECTION 1.    Establishment and Title of the Trust
1.1    The Company hereby establishes with the Trustee a trust to be known as the Moog Inc. Supplemental Retirement Plan Trust (the “Trust”) consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, that are not paid to the Company as provided under the terms of this Trust Agreement, less all payments and charges as authorized herein, are hereinafter referred to as the “Trust Fund.” The Trust Fund shall be held by the Trustee IN TRUST and shall be dealt with in accordance with the provisions of this Trust Agreement. The Trust Fund shall be held for the exclusive purpose of reimbursing the Company for payments it makes pursuant to the Plan to Trust Beneficiaries or providing direct payments to Trust Beneficiaries in accordance with the provisions of this Trust Agreement and defraying reasonable expenses of administration in accordance with the provisions of this Trust Agreement until all such payments required by this Trust Agreement have been made; provided, however, that the Trust Fund shall at all times be subject to the claims of the senior creditors and general unsecured creditors of the Company as set forth in Section 8 of this Trust Agreement. If any shares of Company stock will be used to reimburse the Company under this Section 1.1, the shares will first be transferred to the Moog Inc. Stock Employee Compensation Trust (the “SECT”), if then in existence, in exchange for cash, and the reimbursement to the Company will be made in cash. If the SECT is not then existing, any Class B shares of the Company stock will be converted to Class A shares, and the Class A shares will then be sold by the

Exhibit 10.1

Trustee to a person other than the Company, with the net proceeds being used to reimburse the Company.
SECTION 2.    Acceptance by the Trustee
2.1    The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and he agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon him under this Trust Agreement.
SECTION 3.    Limitation on Use of Funds
3.1    Unless the Trust is terminated in accordance with the provisions of Sections 6.5, 13.1, 13.2 or 13.3, no part of the corpus of the Trust Fund shall be recoverable by the Company or used for any purpose other than for the exclusive purpose of providing payments to the Company to reimburse it for providing payments to Trust Beneficiaries in accordance with the provisions of Section 6.2 or directly to Trust Beneficiaries in accordance with the provisions of Section 6.3 and defraying reasonable expenses of administration in accordance with the provisions of this Trust Agreement until all such payments required by this Trust Agreement have been made; provided, however, that (i) nothing in this Section 3.1 shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Sections 9.1 and 9.2 and (ii) the Trust Fund shall at all times be subject to the claims of the senior creditors and general unsecured creditors of the Company as set forth in Section 8 of this Trust Agreement.
3.2    Without limiting the foregoing, except for corporate bonds and other corporate debt instruments issued by the Company, no part of the corpus of the Trust Fund may be loaned to the Company.
SECTION 4.    Duties and Powers of the Trustee With Respect to Investments
4.1    The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in such debt or equity securities (including stock, rights to acquire stock, or other securities or obligations of the Company) as are permitted in accordance with the Investment Guidelines which are, or when adopted shall be, attached hereto as Exhibit A, as amended from time to time by the Company. The Trustee may rely on the Investment Guidelines provided to him until he receives written notice to the contrary from the Company. Except as otherwise provided by applicable law, the Trustee shall have no liability or responsibility for the Investment Guidelines or the appropriateness thereof. If

Exhibit 10.1

at any time no Investment Guidelines have been provided to the Trustee, or if the Investment Guidelines provided to the Trustee are revoked and new Investment Guidelines are not substituted therefor, the Trustee shall invest the Trust Fund in such one or more instruments consisting of U.S. Treasury Bills, Notes or Bonds, U.S. Government Agency issues, notes and other fixed income securities issued by State and local governments, time deposits, certificates of deposit, commercial paper, bankers' acceptances, repurchase agreements and pooled short-term investment funds, as the Trustee in his sole discretion shall determine; provided, however, that the investment of Company assets in such investments is not prohibited by the terms of any credit agreement to which the Company is a party.
4.2    All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Trust Beneficiaries.
4.3    The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. If the Company wishes to substitute other assets for shares of Company common stock held by the Trust, the shares will be transferred to the SECT, if then in existence, in exchange for cash or other assets of equal fair market value.
4.4    Unless directed otherwise by the Company, all net income of the Trust Fund shall be added to, and used for the same purposes as, the corpus of the Trust Fund.
SECTION 5.    Additional Powers and Duties of the Trustee
5.1    The Trustee shall have the powers conferred by Section 11-1.1 of the New York Estates, Powers and Trusts Law, as amended from time to time, and by other provisions of law, in addition to any powers and authority granted by this Trust Agreement, with respect to property constituting a part of the Trust Fund.
5.2    From time to time and subject to the restrictions on amendments in Section 14.1(iii), the Company may substitute a new Payment Schedule by delivering the same to the Trustee. Upon receipt of such new Payment Schedule, the previous Payment Schedule shall be deemed revoked.

Exhibit 10.1

SECTION 6.    Payments by the Trustee
6.1    The establishment of the Trust and the payment or delivery to the Trustee of money or other property acceptable to the Trustee shall not vest in any Trust Beneficiary any right, title or interest in and to any assets of the Trust.
6.2    The Trustee shall pay to the Company upon the written request of the Company the amount of Supplemental Benefits paid by the Company to Trust Beneficiaries.
6.3    To the extent that the Company has not made a payment of Supplemental Benefits in accordance with the Payment Schedule to Trust Beneficiaries, such Beneficiaries may provide written notice to the Trustee and to the Company. The Trustee shall thereupon make direct payments of Supplemental Benefits to the Trust Beneficiaries from the assets of the Trust, if and to the extent such assets are available for distribution, in accordance with the Payment Schedule. In the event that the Company notifies the Trustee in writing that any Trust Beneficiary is not entitled to receive a direct payment because the Company is making payments of Supplemental Benefits to the Trust Beneficiary, the Trustee shall suspend all payments to such Trust Beneficiary until he receives written notification from the Company or an order from a court of competent jurisdiction to make direct payments to such Trust Beneficiary. The Trustee shall not make a payment to a Trust Beneficiary to the extent that the amount of the payment required by such Payment Schedule exceeds the amount then held in the Trust. In the event that a Trust Beneficiary is deceased and the Payment Schedule provides for a payment to be made to such Trust Beneficiary on or after such Trust Beneficiary’s death, such payment shall be made to the legal representative of such Trust Beneficiary’s estate.
6.4    If the Trust assets are not sufficient to make one or more payments of Supplemental Benefits to a Trust Beneficiary (or his or her estate) in accordance with the Payment Schedule, the Company shall make the balance of such payment when it falls due.
6.5    Subject to Section 17.2 and except as provided in Section 8 regarding payments to Trust Beneficiaries if the Company is insolvent, but notwithstanding any other provision of this Trust Agreement to the contrary, if at any time (i) the Trust is finally determined by the Internal Revenue Service (the “IRS”) not to be a “grantor trust,” with the result that the income of the Trust Fund is not treated as income of the Company pursuant to Sections 671 through 679 of the Code, (ii) a Federal tax is finally determined by the IRS to be payable by the Trust Beneficiaries

Exhibit 10.1

with respect to the entire value of their interest under the Trust Fund prior to the final distribution of the Trust assets to the Trust Beneficiaries, or (iii) the Trustee receives an opinion of counsel satisfactory to it to the effect that it is likely that the IRS will determine that a tax will be payable by Trust Beneficiaries as described in (ii) and it is likely that such determination will be upheld, then the Trust shall immediately terminate and the assets shall be liquidated and paid in a lump cash sum as soon as practicable by the Trustee to the Company. If the IRS determination referred to in (ii) or the opinion referred to in (iii) applies to less than the entire value of the Trust Fund for all Trust Beneficiaries, then, subject to Section 17.2, that part of the assets to which such determination or opinion relates shall be liquidated and paid in a lump cash sum as soon as practicable by the Trustee to the Company and the Trust shall continue in effect.
6.6    The Company shall remain primarily liable to pay Supplemental Benefits under the Plan. However, the Company’s liability under the Plan shall be reduced or offset to the extent Supplemental Benefit payments are made from the Trust Fund.
6.7    The Trustee shall deduct from each payment to a Trust Beneficiary under this Trust Agreement any Federal, state or local withholding or other taxes or charges which the Trustee may be required to deduct under applicable law; provided, however, that the Trustee shall be fully protected in relying upon information provided by the Company as to state or local tax withholding requirements.
SECTION 7.    Funding of the Trust
7.1    The Company has from time to time made contributions to the Trust Fund.
7.2    The Company, at its discretion, may from time to time make additional contributions to the Trust Fund.
7.3    Within 60 days following a Change of Control, the Company shall contribute to the Trust Fund a lump sum cash payment in an amount equal to the greater of (a) the amount that when added to the Trust Fund would cause the Trust Fund to have sufficient assets to provide the benefits described in Article III of the Plan (determined as of the date of the Change of Control (as defined in Section 11.5) and assuming that the Company terminated the Plan on such date), or (b) the amount that when added to the Trust Fund would cause the Trust Fund to have sufficient assets to provide the benefits described in Article VIII of the Plan (determined as of the date of the Change of Control). Thereafter, the Company shall make annual lump sum cash contributions within 60

Exhibit 10.1

days following the end of the calendar year in an amount equal to the greater of “(a)” or “(b)” above determined by substituting the last day of that calendar year for the date of the Change of Control. The amount to be contributed to the Trust Fund by the Company following any Change of Control, shall be determined by the actuary for the Plan (“Actuary”). Subject to Section 11.6, the Actuary shall be designated by the Company.
7.4    The Company shall make additional contributions to the Trust Fund as and when required by the Trustee to fund the payment of the expenses of the Trust, including the expenses for compensation of the Trustee for his services and other expenses described in Section 9.
7.5    The Company may at any time or from time to time make additional contributions to the Trust Fund to augment the principal to be held, administered and disposed of by the Trustee as provided by this Trust Agreement.
SECTION 8.     Trustee Responsibility Regarding Payments to Trust Beneficiaries If Company is Insolvent
8.1    The Board of Directors and the chief executive officer of the Company shall have the duty to inform the Trustee in writing if the Company becomes Insolvent, as hereinafter defined. If the Trustee receives any written certification signed under penalties of perjury by any person other than the Board of Directors or the chief executive officer of the Company that the Company has become Insolvent, the Company shall be deemed to be Insolvent for purposes of this Section 8. When the Trustee has been so informed by the Board of Directors or the chief executive officer of the Company, or has received such certification from another person, the Trustee shall immediately discontinue payments of Supplemental Benefits and shall hold the assets of the Trust for the benefit of the Company’s senior creditors and general unsecured creditors.
8.2    The Company shall be considered “Insolvent” for purposes of this Trust Agreement (a) in the event the Company is unable to pay its debts as they become due; (b) in the event of a general assignment for the benefit of the Company’s creditors; or (c) in the event the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
8.3    Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received a written certification signed under penalties of perjury by any person other than the Board of Directors or the chief executive officer of the Company that the Company has become Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee

Exhibit 10.1

may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.
8.4    Nothing in this Trust Agreement shall in any way enlarge or diminish the rights of the Trust Beneficiaries in the event the Company is Insolvent to pursue their rights as general unsecured creditors of the Company with respect to their Supplemental Benefits or otherwise.
8.5    Whenever the Trustee has actual knowledge or has determined that the Company is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust Fund to satisfy claims of the Company’s senior creditors and general unsecured creditors as directed by a court of competent jurisdiction.
8.6    If the Trustee discontinues payments as a result of the Insolvency of the Company, such payments shall be resumed only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, assuming the Company had been deemed to be Insolvent) or upon order of a court of competent jurisdiction. Upon such resumption, the first payment of each Trust Beneficiary following such discontinuance shall include the aggregate amount of all payments which would have been made to such Trust Beneficiary in accordance with the Payment Schedule during the period of such discontinuance, less the aggregate amount of payments of Supplemental Benefits made to such Trust Beneficiary by the Company during any such period of discontinuance.
SECTION 9.    Taxes, Expenses and Compensation
9.1    The Company shall from time to time pay taxes of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall if requested by the Company, or may, in his discretion, contest the imposition of taxes in any manner deemed appropriate by the Company or its counsel, but at Company expense, and only if he has received an indemnity bond or other security satisfactory to him to pay any such expenses. Notwithstanding the foregoing, the Trustee shall not be obligated to contest the imposition of tax unless he receives

Exhibit 10.1

an opinion of counsel, or of a certified public accounting firm of national reputation, satisfactory to him to the effect that there is a reasonable basis in law and fact for such contest. In the alternative, the Company may itself contest the validity of any such taxes.
9.2    The Company shall pay the Trustee such compensation for his services as may be agreed upon in writing from time to time by the Company and the Trustee. The Company shall also pay the reasonable expenses incurred by the Trustee in the performance of his duties under this Trust Agreement, including but not limited to brokerage commissions and fees of counsel engaged by the Trustee pursuant to Section 9.1. Such compensation and expenses shall be charged against and paid from the Trust Fund to the extent the Company does not pay such compensation.
SECTION 10.    Administration and Records
10.1    The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements, and other transactions hereunder, and all such accounts, books and records shall be open to inspections and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company in writing of his intention to do so and transferring to the Company any of such accounts, books and records requested.
10.2    Within 90 days after the close of each calendar year, and within 90 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions affected by it during the preceding calendar year, or during the period from the close of the preceding calendar year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the end of such calendar year or other period. Upon the expiration of 90 days from the date of filing such annual or other account, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of his acts and transactions shown in such account except with respect to any such acts or transactions as to which the Company shall within such 90 day period file with the Trustee written objections.

Exhibit 10.1

10.3    The Trustee shall from time to time permit an independent public accountant selected by the Company (except one to whom the Trustee has reasonable objection) to have access during ordinary business hours to such records as may be necessary to audit the Trustee’s accounts.
10.4    As of the last day of each calendar year, the fair market value of the assets held in the Trust Fund shall be determined. Within 90 days after the close of each calendar year, the Trustee shall file with the Company the written report of the determination of such fair market value of the assets held in the Trust Fund.
10.5    Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee’s accounts, and upon any proceeding for a judicial settlement of the Trustee’s accounts or for instructions the only necessary parties thereto in addition to the Trustee shall be the Company and the Trust Beneficiaries.
10.6    In the event of the removal or resignation of the Trustee, upon the payment of any unpaid fees and expenses and after adequate provision has been made for liabilities of the Trust, the Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.
10.7    In addition to any tax returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.
SECTION 11.    Removal or Resignation of the Trustee or the Actuary and Designation of Successor Trustee or Successor Actuary
11.1    Subject to Section 11.4, at any time the Company may remove the Trustee with or without cause, upon at least 60 days’ notice in writing to the Trustee
11.2    Trustee may resign at any time upon at least 60 days’ notice in writing to the Company.
11.3    In the event of such removal or resignation, the Trustee shall duly file with the Company a written account as provided in Section 10.2 for the period since the last previous annual accounting, listing the investments of the Trust and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous account, and if written objections to such account are not filed as provided in Section 10.2, the Trustee shall to the maximum extent permitted by applicable law be

Exhibit 10.1

forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. Any removal of or resignation by the Trustee will not be effective until the written acceptance of the appointment by the successor trustee has been received.
11.4    Within 60 days after any such notice of removal or resignation of the Trustee, the Company shall designate a successor trustee qualified to act hereunder; provided, however, that if the Trustee resigns or is removed following a Change of Control, the Company must obtain the prior written consent of at least 75 percent of the Trust Beneficiaries to its designation of a successor trustee. In the event that the Company fails to designate a successor trustee or to obtain prior written consent of at least 75 percent of the Trust Beneficiaries (if the Trustee was removed or resigned following a Change of Control), within 60 days after the Trustee’s resignation or removal, the Trustee shall select a successor trustee who, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word “Trustee” wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee. Upon designation of a successor trustee and delivery to the resigned or removed Trustee of written acceptance by the successor trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such successor trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund. In the event the Company selects a successor trustee which meets the criteria set forth in this Section 11.4, it shall not be liable for its selection.
11.5    For purposes of this Trust Agreement, the term “Change of Control” shall mean the acquisition, over a period of not more than 24 months, by any one person (other than the Company and any benefit plan of the Company), or more than one person acting as a group, of common stock of the Company (consisting of both the Class A and Class B $1.00 par value shares of the capital stock of the Company as well as all other securities of the Company with voting rights or convertible into securities with voting rights) possessing 25% or more of the total combined voting power of all Class A and Class B Shares of common stock. An acquisition shall be deemed to occur if shares of common stock are either acquired or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of such common stock.

Exhibit 10.1

11.6    The Company may remove the Actuary and designate a successor Actuary with or without cause at any time; provided, however, that if the Actuary is removed or resigns following a Change of Control, the Company must obtain the prior written consent of at least 75 percent of the Trust Beneficiaries to its designation of a successor Actuary. If the Company fails to designate a successor Actuary or to obtain the prior written consent of at least 75 percent of the Trust Beneficiaries (if the Actuary is removed or resigns following a Change of Control), within 60 days after the Actuary’s resignation or removal, the Trustee shall select a successor Actuary pursuant to this Section 11.6.
SECTION 12.    Enforcement of Trust Agreement and Legal Proceedings
12.1    The Company shall have the right to enforce any provision of this Trust Agreement, and any Trust Beneficiary shall have the right as a beneficiary of the Trust, to enforce any provision of this Trust Agreement that affects the right, title and interest of such Trust Beneficiary in the Trust. In any action or proceedings affecting the Trust, the only necessary parties shall be the Company, the Trustee and the Trust Beneficiaries and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall to the maximum extent permitted by applicable law be binding and conclusive on all persons having or claiming to have any interest in the Trust.
12.2    In the event that any dispute or difference arising under or in connection with this Trust Agreement results in arbitration or litigation, Company shall reimburse the Trust Beneficiary for all reasonable Attorney’s Fees and expenses if the Trust Beneficiary prevails in such proceeding.
SECTION 13.    Termination and Suspension
13.1    Except as provided in Section 13.2 or 13.3, the Trust shall terminate when all payments which have or may become payable pursuant to the terms of the Trust have been made or the Trust Fund has been exhausted, and, subject to Section 17.2, all remaining assets shall then be paid by Trustee to the Company.
13.2    Until March 17, 1994, the Company reserves the right to terminate this Trust by giving the Trustee written notice of termination. Upon such termination, all remaining assets should be paid by the Trustee to the Company.

Exhibit 10.1

13.3    After March 17, 1994, this Trust shall terminate if the Company and a majority of the Trust Beneficiaries give the Trustee written notice of termination. Upon such termination, all remaining assets shall then be paid by the Trustee to the Company.
SECTION 14.    Amendments
14.1    The Company may from time to time amend or modify, in whole or in part, any or all of the provisions of this Trust Agreement with the written consent of the Trustee, but without the consent of any Trust Beneficiary; provided, that (i) Sections 1.1, 3.1, 12, 13 and 14 may not be amended; (ii) no such amendment shall be permitted if, in the opinion of counsel to the Company, such amendment would cause the Trust to cease to constitute a grantor trust as described in Section 6.5; (iii) no amendment may be made to the Payment Schedule if it would reduce or adversely affect the amount, or time for payment, of the Supplemental Benefits of any Trust Beneficiary without the consent of such Trust Beneficiary, unless it is due to an arithmetic or computational mistake of fact, as determined by the Company in its sole discretion and certified to the Trustee, based on the provisions of the Plan; and (iv) no amendment may be made to this Trust Agreement following a Change of Control without the written consent of at least 75 percent of the Trust Beneficiaries.
14.2    The Company and the Trustee shall execute such supplements to or amendments of, this Trust Agreement as shall be necessary to give effect to any such amendment or modification.
SECTION 15.     Nonalienation
15.1    Except insofar as applicable law may otherwise require and subject to Sections 1.1, 3.1 and 8, (i) no amount payable to or in respect of any Trust Beneficiary at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Trust Beneficiary.
SECTION 16.    Communications
16.1    Communications to the Company shall be addressed to Moog Inc., 400 Jamison Road, East Aurora, New York 14052, Attention: President; provided, however, that upon

Exhibit 10.1

the Company’s written request, such communications shall be sent to such other address as the Company may specify.
16.2    Communications to the Trustee shall be addressed to John B. Drenning, Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Buffalo, New York 14202-4040; provided, however, that upon the Trustee’s written request, such communications shall be sent to such other address as the Trustee may specify.
16.3    No communication shall be binding on the Trustee until it is received by the Trustee and no communication shall be binding on the Company until it is received by the Company.
16.4    Any action of the Company pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Company to the Trustee, shall be in writing, signed on behalf of the Company by any duly authorized officer of the Company. Any action by a Trust Beneficiary shall be in writing. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on any information, order, request, direction, instruction, approval, objection, or list delivered to the Trustee by the Company or, to the extent applicable under this Trust Agreement, by a Trust Beneficiary.
SECTION 17.    Miscellaneous Provisions
17.1    This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns.
17.2    Notwithstanding any other provision of this Trust Agreement, on the termination of the Trust for any reason or on a full or partial liquidation of the Trust assets under Section 6.5, any shares of Company stock held by the Trust will be distributed to the SECT, if it is then existing. If not then existing, any Class B shares of the Company stock shall first be converted to Class A shares and the Class A shares shall then be sold by the Trustee to a person other than the Company and the net proceeds paid to the Company.
17.3    The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company.
17.3(a) The Company shall pay and shall protect, indemnify and save harmless the Trustee and his employees and agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, reasonable costs and reasonable expenses (including, without limitation, attorney’s fees and expenses) of

Exhibit 10.1

any nature arising from or relating to any action or failure to act by the Trustee, his employees and agents or the transactions contemplated by this Trust Agreement, including, but not limited to, any claim made by a Trust Beneficiary with respect to payments made or to be made by the Trustee, any claim made by the Company or its successor, whether pursuant to a sale of assets, merger, consolidation, liquidation or otherwise, that this Trust Agreement is invalid or ultra vires, except to the extent that any such loss, liability, action, suit, judgment, demand, damage, cost or expense is the result of the negligence or willful misconduct of the Trustee, his employees or agents.
17.3(b) The Trustee will be under no duties whatsoever, except such duties as are specifically set forth as such in this Trust Agreement, and no implied covenant or obligation will be read into this Trust Agreement against the Trustee. The Trustee will not be compelled to take any action toward the execution or enforcement of the Trust or to prosecute or defend any suit in respect thereof, unless indemnified to his satisfaction against loss, reasonable cost, liability and reasonable expense; and the Trustee will be under no liability or obligation to anyone with respect to any failure on the part of the Company or the Committee to perform any of their respective obligations.
17.1    Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.
17.2    This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the State of New York and the Trustee shall be liable to account only in the courts of the State of New York.
17.3    This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others are not produced.
IN WITNESS WHEREOF, this amended and restated Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

Exhibit 10.1

WITNESS:	MOOG INC.

S/ Christopher A. Head	By:	S/ Donald R. Fishback

WITNESS:

S/ Pamela Buehler		S/ John B. Drenning
John B. Drenning, as Trustee

EXHIBIT A
Investment Guidelines
The Trust Fund may be invested in one or more of the following investments:
•    Moog Inc. Class A Shares
•    Moog Inc. Class B Shares
•    U.S. Treasury Bills, Notes or Bonds
•    U.S. Government Agency issues
•    Time Deposits
•    Certificates of Deposit
•    Investment Grade Commercial Paper
•    Bankers’ Acceptances
•    Repurchase Agreements
•    Bank Money Market Funds
•    Bank Deposits

•	Corporate Bonds and other Corporate debt instruments, including those issued by the Company

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